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                                                                    EXHIBIT 16.1

December 11, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

     We have read Item 4 of Form 8-K dated December 11, 2001, of GlobalSantaFe Corporation and are in agreement with the statements contained in the first 6 paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/ Ernst & Young LLP
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Dallas, Texas